Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Diana Bittner (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	diana@wolfeaxelrod.com
TeamStaff Reports First Quarter Net Income of $0.01 Per Share
Company Provides Fiscal 2009 Revenue Guidance
Annual Operating Revenues Anticipated to Rise by 8%-10%
Somerset, New Jersey– February 17, 2009 — TeamStaff, Inc. (NASDAQ: TSTF) a national provider of healthcare and administrative staffing services, today announced its financial results for the first quarter ended December 31, 2008.
TeamStaff’s revenues for the three months ended December 31, 2008 were $14.7 million as compared to $15.5 million in the comparable quarter last year. The decrease in revenues from continuing operations is primarily related to the impact of the current economic downturn on the results of TeamStaff Rx, which was offset by the performance of TeamStaff GS, which saw its revenues for the quarter ended December 31, 2008 increase by approximately 10% over the same period last year. Income from operations for the three months ended December 31, 2008 was $50,000 as compared to $129,000 in the comparable quarter last year. Income from continuing operations was $48,000 or $0.01 per share compared to $36,000 or $0.01 per share in the comparable quarter last year.
Commenting on the Company’s performance, TeamStaff’s President and CEO, Rick J. Filippelli, stated, “Our Government staffing business, TeamStaff GS continued to outperform the overall market by posting an approximate 10% increase in revenues from the comparable quarter a year ago. Our strategy of expanding into DOD medical and logistics is starting to pay dividends for the company as we bid on new contract opportunities. Approximately 80% of the company’s revenues are derived from government staffing. Since government contracts tend to be multi year, we believe the business is less impacted by the current economic environment. We expect the government staffing demands to remain high as the government continues to provide the necessary social services to veterans and active military personnel.”
Mr. Filippelli continued, “Our non-government subsidiary, TeamStaff Rx, continues to feel the effects of the current economic conditions. On the demand side, hospitals have cut spending with certain hospitals reducing the length of contracts. On the supply side, we are seeing more travelers prefer the stability of permanent employment during these tough economic times. In addition to a weak economy, our travel segment experiences a seasonal downturn during our first fiscal quarter. Many travelers choose not to take assignments between Thanksgiving and New Year’s. In order to attract new business, TeamStaff Rx continues to broaden its reach and aggressively market its services beyond hospitals specifically to include oncology centers and other expanding demand modalities such as specialty nursing and therapies. We have also expanded traveler benefits with the expectation of increasing our traveler base.”
TeamStaff’s gross profit was $2.7 million, or 18.6% of revenues, in the first quarter of fiscal 2009 as compared to $2.8 million, or 18.0% of revenues, in the first quarter of fiscal 2008. The improvement in gross margin percentage is related primarily to increased pricing on new contracts and direct cost control initiatives.
SG&A expenses were $2.62 million in the first quarter of fiscal 2009 compared to $2.56 million in the comparable quarter last year. SG&A expenses increased by approximately 2.3%, which can be attributed to an increase in new business expense of approximately 13.7%.

Cash and cash equivalents were $4.1 million at December 31, 2008. Availability at December 31, 2008 under the Company’s revolving credit facility was approximately $1.4 million. The Company believes that, along with its cash on hand, the availability under the existing revolving line of credit, and extended or successor facilities, will provide sufficient liquidity over the next twelve months.
Outlook
The following guidance provided by TeamStaff are projections, based upon numerous assumptions, all of which are subject to certain risks and uncertainties including the added difficulty in predicting demand caused by current economic conditions and the timing of when certain government contracts will be awarded. For a discussion of the risks and uncertainties associated with these forward looking statements, please see the “Safe Harbor Statement” below.
Based upon projected growth in our Government staffing subsidiary, TeamStaff GS, the Company estimates consolidated revenues, net of retroactive billings, to be in the range of $67 million to $69 million in fiscal 2009. These estimates would represent revenue growth rates of 8% to10% above fiscal 2008.
About TeamStaff, Inc.
Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing through its two subsidiaries, TeamStaff Rx and TeamStaff GS. TeamStaff Rx is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on a short term assignment basis. TeamStaff GS specializes in providing medical and office administration/technical professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; our ability to successfully bid on government contract opportunities and to fully implement the contracts;; the general level of patient occupancy at our hospital, healthcare facility clients’ and physician practice groups’ facilities; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; our ability to manage growth effectively; the performance of our information and communication systems; the effect of existing or future government legislation and regulation; the impact of medical malpractice and other claims asserted against us; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year and its other filings with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.
(financial tables follow)

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	For the Three Months Ended
	December 31,	December 31,
	2008	2007

REVENUES	$14,682	$15,459

DIRECT EXPENSES	11,955	12,684

Gross profit	2,727	2,775

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,615	2,557

DEPRECIATION AND AMORTIZATION	62	89

Income from operations	50	129

OTHER INCOME (EXPENSE)
Interest income	14	9
Interest expense	(27)	(36)
Other income, net	22	35
Legal expense related to pre-acquisition activity of acquired company	(7)	(101)

	2	(93)

Income from continuing operations before taxes	52	36

INCOME TAX EXPENSE	(4)	—

Income from continuing operations	48	36

LOSS FROM DISCONTINUED OPERATIONS
Loss from operations, net of tax benefit of $0 for the quarter ended December 31, 2007	—	(1)

Loss from discontinued operations	—	(1)

Net income	$48	$35

EARNINGS PER SHARE — BASIC & DILUTED
Income from continuing operations	$0.01	$0.01
Loss from discontinued operations	0.00	0.00

Net earnings per share	$0.01	$0.01

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	4,914	4,860

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	4,920	4,881

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	December 31,	September 30,
	2008	2008
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,148	$5,213
Accounts receivable, net of allowance for doubtful accounts of $13 and $2 as of December 31, 2008 and September 30, 2008, respectively	13,148	12,892
Prepaid workers’ compensation	567	562
Other current assets	570	607

Total current assets	18,433	19,274

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	3,299	3,299
Computer equipment	619	619
Computer software	1,166	1,166
Leasehold improvements	20	20

	5,104	5,104

Less accumulated depreciation and amortization	(4,471)	(4,409)

Equipment and improvements, net	633	695

TRADENAME	4,569	4,569

GOODWILL	10,305	10,305

OTHER ASSETS	136	151

TOTAL ASSETS	$34,076	$34,994

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	December 31,	September 30
	2008	2008
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Bank line of credit	$745	$—
Notes payable	1,500	1,500
Current portion of capital lease obligations	67	69
Accrued payroll	10,561	10,585
Accrued pension liability	70	70
Accounts payable	1,667	2,578
Accrued expenses and other current liabilities	1,192	2,008
Liabilities from discontinued operations	55	66

Total current liabilities	15,857	16,876

CAPITAL LEASE OBLIGATIONS, net of current portion	113	128

OTHER LONG TERM LIABILITY, net of current portion	92	104

Total Liabilities	16,062	17,108

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common Stock, $.001 par value; authorized 40,000 shares; issued 4,874 at December 31, 2008 and September 30, 2008; outstanding 4,843 at December 31, 2008 and September 30, 2008	5	5
Additional paid-in capital	68,924	68,844
Accumulated deficit	(50,886)	(50,934)
Accumulated comprehensive loss	(5)	(5)
Treasury stock, 2 shares at cost at December 31, 2008 and September 30, 2008	(24)	(24)

Total shareholders’ equity	18,014	17,886

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$34,076	$34,994